Exhibit 32.1


 CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS
        ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


    In connection with the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2003 of BrightStar Information Technology Group, Inc. (the "Form 10-K"), I, Joseph A. Wagda, Chief Executive Officer of BrightStar Information Technology Group, Inc., certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Form 10-K for the year ended December 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-K for the year ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of BrightStar Information Technology Group, Inc.

    A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BrightStar Information Technology Group, Inc. and will be retained by BrightStar Information Technology Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



Date: March 26, 2004              BY:    /s/ Joseph A. Wagda
                                      ------------------------------------------
                                       Joseph A. Wagda
                                       Chairman and Chief Executive Officer



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